EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Evolving Systems, Inc. on Forms S-8 (File No. 333-205795, File No. 333-191046, File No. 333-167858, File No. 333-144852, and File No. 333-116085) of our report dated March 15, 2016, with respect to the consolidated financial statements of Evolving Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ FRIEDMAN LLP

East Hanover, New Jersey

March 15, 2016